     As filed with the Securities and Exchange Commission on August 4, 1998

                                               REGISTRATION NO. 333-____________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          -------------------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -------------------------

                            LIFEQUEST MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                        74-2559866
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)

     12961 PARK CENTRAL, SUITE 1300                                 78216
           SAN ANTONIO, TEXAS                                     (Zip Code)
(Address of Principal Executive Offices)


NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND ANDY AMBRO                    LIFEQUEST MEDICAL, INC. AND ROBERT KRAUS

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND JOE AMICK                     LIFEQUEST MEDICAL, INC. AND MARK LOVEJOY

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND BRIAN BOXELL                  LIFEQUEST MEDICAL, INC. AND SCOTT MCEWEN

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND WILLIAM H. BOOKWALTER         LIFEQUEST MEDICAL, INC. AND JANNINE MESZLER

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND STEPHEN COLLINS               LIFEQUEST MEDICAL, INC. AND TONY MILES

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND PATRICK DOWD                  LIFEQUEST MEDICAL, INC. AND JIM MILLER

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND JAMES EDGEKOSKI               LIFEQUEST MEDICAL, INC. AND STEVE NEDERHOED

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND BOB FADEM                     LIFEQUEST MEDICAL, INC. AND JEFF RENCHER

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND K.C. FADEM                    LIFEQUEST MEDICAL, INC. AND ED ROGERS

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND CHIP HADDOCK                  LIFEQUEST MEDICAL, INC. AND TONY SCHWINDT

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND JIM HARMOUNT                  LIFEQUEST MEDICAL, INC. AND CINDY SELTZER

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND DAN HOLLAND                   LIFEQUEST MEDICAL, INC. AND KEN WATSON

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND AMY KARLSTAD                  LIFEQUEST MEDICAL, INC. AND DAVID WHICHARD

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND RICHARD H. KLEIN              LIFEQUEST MEDICAL, INC. AND JON WHICHARD

NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN              NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
LIFEQUEST MEDICAL, INC. AND EDWARD KRAUS                  LIFEQUEST MEDICAL, INC. AND RICHARD A. WOODFIELD

                           (Full title of the Plans)

                              RANDALL K. BOATRIGHT
        EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                            LIFEQUEST MEDICAL, INC.
                         12961 PARK CENTRAL, SUITE 1300
                           SAN ANTONIO, TEXAS  78216
                    (Name and address of agent for service)

                                 (210) 495-8787
         (Telephone number, including area code, of agent for service)

                          -------------------------

                                 With Copy to:

                          FULBRIGHT & JAWORSKI L.L.P.
                            300 CONVENT, SUITE 2200
                           SAN ANTONIO, TEXAS  78205
                                 (210) 224-5575
                         ATTENTION:  PHILLIP M. RENFRO

                          -------------------------

                        CALCULATION OF REGISTRATION FEE

                                                   PROPOSED          PROPOSED MAXIMUM
  TITLE OF SECURITIES       AMOUNT TO          MAXIMUM OFFERING     AGGREGATE OFFERING         AMOUNT OF
   TO BE REGISTERED        BE REGISTERED       PRICE PER UNIT(1)         PRICE(1)           REGISTRATION FEE
     Common Stock,
    $.001 par value         698,000(2)             $ 2.0625             $1,439,625              $ 424.69

       Purchase
     Rights(3)(4)           698,000                    -                     -                     -


         Total              698,000                    -                $1,439,625              $ 424.69


(1) Pursuant to Rule 457(c), the maximum offering price per security and maximum aggregate offering price of the Common Stock have been calculated on the basis of the average of the high and low sale prices of the Common Stock as reported in the NASDAQ SmallCap Market System on August 3, 1998.
(2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(3)      No fee pursuant to Rule 457(g).
(4) Purchase Rights related to the Common Stock pursuant to Rights Agreement dated as of June 20, 1995, between Registrant and American Stock Transfer and Trust Company, Rights Agent.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents are hereby incorporated by reference in this Registration Statement:

                 1. The Annual Report on Form 10-KSB of LifeQuest Medical, Inc., a Delaware corporation (the "Registrant"), for the year ended December 31, 1997;

                 2. The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998;

                 3. The Registrant's Current Report on Form 8-K dated July 1, 1998; and

                 4. The description of the Registrant's Common Stock, $.001 par value, set forth under the caption "Description of Capital Stock" in the prospectus that is included in the Registrant's Registration Statement on Form S-1 (File No. 33-49196), as amended, and the description of the Company's Common Stock Purchase Rights set forth in the Registration Statement on Form 8-A dated June 20, 1995, are hereby incorporated herein by reference.

                 All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

                 For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES

                 Not Applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Not Applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Section 145 of the Delaware General Corporation Law empowers the Registrant to, and the Bylaws of the Registrant provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Registrant, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                 Not applicable.

ITEM 8.          EXHIBITS

                  4.1       Copy of the Certificate of Incorporation of the Registrant, as amended (hereby incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1
                            (Registration No. 33-49196)).

                  4.2       Copy of the Bylaws of the Registrant, as amended (hereby incorporated herein by reference to
                            Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 33-
                            49196)).

                  4.3       Copy of a specimen of certificate representing Common Stock, $.001 par value, of the
                            Registrant (hereby incorporated herein by reference to Exhibit 4.1 of the Registrant's
                            Registration Statement on Form S-1 (Registration No. 33-49196)).

                  4.4       Rights Agreement dated as of June 20, 1995, between LifeQuest Medical, Inc. and American
                            Stock Transfer & Trust Company, as Rights Agent, which includes as exhibits, the form of
                            Right Certificate and the Summary of Rights to Purchase Common Shares (hereby incorporated herein by reference to Exhibit 1 of the Registrant's Current Report on Form 8-K
                            dated June 26, 1995).

                 *4.5       Form of Non-Qualified Stock Option Agreement between LifeQuest Medical, Inc. and each of
                            Richard H. Klein, Bob Fadem, K.C. Fadem, Mark Lovejoy, William H. Bookwalter, Edward Kraus
                            and Robert Kraus.

                 *4.6       Form of Non-Qualified Stock Option Agreement between LifeQuest Medical, Inc. and each of
                            Andy Ambro, Brian Boxell, Stephen Collins, Patrick Dowd, James Edgekoski, Chip Haddock, Jim
                            Harmount, Scott McEwen, Jannine Meszler, Tony Miles, Jim Miller, Steve Nederhoed, Jeff
                            Rencher, Ed Rogers, Tony Schwindt, Cindy Seltzer, Ken Watson, Amy Karlstad, Joe Amick, Dan
                            Holland, David Whichard and Jon Whichard.

                 *4.7       Non-Qualified Stock Option Agreement dated May 11, 1998, between LifeQuest Medical, Inc. and
                            Richard A. Woodfield.

                 *5.1       Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.

                *23.1       Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

                *23.2       Consent of Arthur Andersen LLP

                *24.1       Powers of Attorney from the members of the Board of Directors of the Registrant (contained on signature page).

---------------
* filed herewith


ITEM 9.  UNDERTAKINGS

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 2, 1998.

                                        LIFEQUEST MEDICAL, INC.


                                        By:/s/ Richard A. Woodfield
                                           -------------------------------------
                                                    Richard A. Woodfield
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY


                 KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard A. Woodfield and Randall K. Boatright, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                                                 DATE
---------                         -----                                                 ----
/s/ Richard A. Woodfield          President, Chief Executive                            July 2, 1998
------------------------------    Officer and Director
Richard A. Woodfield              (Principal Executive Officer)


/s/ Randall K. Boatright          Executive Vice-President, Chief                       July 2, 1998
------------------------------    Financial Officer, Secretary and
Randall K. Boatright              Director
                                  (Principal Financial and Accounting Officer)


/s/ William H. Bookwalter         Vice President and Director                           July 2, 1998
------------------------------
William H. Bookwalter

/s/ K.C. Fadem                    Vice President and Director                           July 2, 1998
------------------------------
K.C. Fadem

/s/ Richard H. Klein              Vice President and Director                           July 2, 1998
------------------------------
Richard H. Klein

/s/ Jeffrey H. Berg, Ph.D.        Director                                              July 2, 1998
------------------------------
Jeffrey H. Berg, Ph.D.

/s/ Robert L. Evans               Director                                              July 2, 1998
------------------------------
Robert L. Evans

/s/ Robert B. Johnson             Director                                              July 2, 1998
------------------------------
Robert B. Johnson

                               INDEX TO EXHIBITS

Exhibit
Number                    Description of Exhibits
-------                   -----------------------
  4.1            Copy of the Certificate of Incorporation of the Registrant, as amended (incorporated by reference to
                 Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Registration No. 33-49196)).

  4.2            Copy of the Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 of the
                 Registrant's Registration Statement on Form S-1 (Registration No. 33-49196)).

  4.3            Copy of a specimen of certificate representing Common Stock, $.001 par value, of the Registrant
                 (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1
                 (Registration No. 33-49196)).

  4.4            Rights Agreement dated as of June 20, 1995, between LifeQuest Medical, Inc. and American Stock Transfer
                 & Trust Company, as Rights Agent, which includes as exhibits, the form of Right Certificate and the
                 Summary of Rights to Purchase Common Shares (hereby incorporated herein by reference to Exhibit 1 of the Registrant's Current Report on Form 8-K dated June 26, 1995).

 *4.5            Form of Non-Qualified Stock Option Agreement between LifeQuest Medical, Inc. and each of Richard H.
                 Klein, Bob Fadem, K.C. Fadem, Mark Lovejoy, William H. Bookwalter, Edward Kraus and Robert Kraus.

 *4.6            Form of Non-Qualified Stock Option Agreement between LifeQuest Medical, Inc. and each of Andy Ambro,
                 Brian Boxell, Stephen Collins, Patrick Dowd, James Edgekoski, Chip Haddock, Jim Harmount, Scott McEwen,
                 Jannine Meszler, Tony Miles, Jim Miller, Steve Nederhoed, Jeff Rencher, Ed Rogers, Tony Schwindt, Cindy
                 Seltzer, Ken Watson, Amy Karlstad, Joe Amick, Dan Holland, David Whichard and Jon Whichard.

 *4.7            Non-Qualified Stock Option Agreement dated May 11, 1998, between LifeQuest Medical, Inc. and Richard A.
                 Woodfield.

 *5.1            Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.

*23.1            Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

*23.2            Consent of Arthur Andersen LLP

*24.1            Powers of Attorney from the members of the Board of Directors of the Registrant (contained on page 7 hereof).

---------------
* filed herewith